As filed with the Securities and Exchange Commission on April 16, 2025

Registration No. 333-284893

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCWORX CORP.
(Exact Name of Registrant As Specified In Its Charter)

Delaware	7374	47-5412331
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

100 S ASHLEY DR, SUITE 100
TAMPA, FL 33602
(844) 472-9679
(Address, Including Zip Code, And Telephone Number, Including Area Code, Of Registrant’s Principal Executive Offices)

TIMOTHY HANNIBAL
PRESIDENT & CHIEF EXECUTIVE OFFICER
THANNIBAL@SCWORX.COM

SCWORX CORP.
100 S ASHLEY DR, SUITE 100
TAMPA, FL 33602
(844) 472-9679
(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent for Service)

COPIES TO:

John Nossiff, Esq.

NOSSIFF LAW FIRM LLP

ALTON BAY, NH 03810

JNOSSIFF@NOSSIFF-LAW.COM

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or date(s) as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission of which this prospectus is a part becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated April 16, 2025

PROSPECTUS

SCWORX CORP.

40,000,000 shares of Common Stock

This prospectus relates to the resale or other disposition from time to time of up to an aggregate 40,000,000 shares of our common stock by the Selling Stockholders identified in this prospectus (the “Selling Stockholders”). The shares of common stock being offered by the Selling Stockholders were issued or are issuable pursuant to the following agreements:

●	Senior secured convertible notes issued on July 15, 2024 (the “July Notes”) and those warrants issued to the selling stockholders in connection with the issuance of the July Notes (“July Warrants”) pursuant to the Securities Purchase Agreement, dated as of July 12, 2024, by and among us and the investors party thereto;

●	Settlement agreement, dated as of July 12, 2024, by and between us and CorProminence, d/b/a/ Core IR (the “Settlement Agreement”) and Amendment and Consent between the Company and Core IR, among others, dated November 18, 2024 (“Amendment and Consent”);

●	Securities Purchase Agreements, dated as of November 18, 2024 and November 19, 2024 (the “November Placement”) and those warrants issued to the selling stockholders in connection with the November Placement (“November Warrants”); and

●	Senior secured convertible notes issued on January 21, 2025 (the “January Notes”) and those warrants issued to the selling stockholders in connection with the issuance of the January Notes (“January Warrants”) pursuant to the Securities Purchase Agreement, dated as of January 21, 2025, by and among us and the investors party thereto.

The Selling Stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices as set forth under “Plan of Distribution.”

We are registering the resale of the shares of common stock covered by this prospectus as required by the Registration Rights Agreement, dated as of July 15, 2024, as amended on November 18, 2024, by and among the Company and certain of the selling stockholders. We will not receive any of the proceeds from the sale of common stock by the selling stockholders. We will pay the expenses of registering these shares.

Our common stock is listed on the Nasdaq Capital Market, under the symbol “WORX.” On April 15, 2025, the last reported sale price of the Common Stock on the Nasdaq Capital Market was $0.70 per share.

Investing in our common stock involves a high degree of risk. Review the risk factors beginning on page 8 of this prospectus carefully before you make an investment in our securities.  You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 16, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute ”forward-looking statements” within the meaning Private Securities Litigation Reform Act of 1995, and of Section 27A of the Securities Act of 1933, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical fact contained in this Annual Report on Form 10-K are forward-looking statements. These statements, among other things, relate to our business strategy, goals and expectations concerning our services, revenues, expenses, future operations, prospects, plans and objectives of management. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will”, and similar terms and phrases are used to identify forward-looking statements in this presentation.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Forward-looking statements in this prospectus include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures (including our ability to continue as a going concern, to raise additional capital and to succeed in our future operations), expected growth, profitability and business outlook, and operating expenses.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include, among other things, the unknown risks and uncertainties that we believe could cause actual results to differ from these forward looking statements as set forth under the heading, “Risk Factors” and elsewhere in the Registration Statement of which this prospectus forms a part. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to:

●	our ability to secure new data management contracts as well as renewals of existing contracts;

●	our ability to regain and maintain compliance with Nasdaq’s minimum bid price rule;

●	our ability to obtain additional financing in sufficient amounts or on acceptable terms when required;

●	our dependence on third-party subcontractors to perform some of the work on our contracts;

●	the impact of new or changed laws, regulations or other industry standards that could adversely affect our ability to conduct our business;

●	our ability to adopt and master new technologies and adjust certain fixed costs and expenses to adapt to our industry’s and customers’ evolving demands; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Although we believe that the expectations reflected in the forward-looking statements contained in this prospectus are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. In light of inherent risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

All references to “SCWorx,” “we,” “us,” “our” or the “Company” mean SCWorx Corp., a Delaware corporation, and where appropriate, its wholly-owned subsidiaries

We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and the financial statements and related notes included herein. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

SCWORX CORP.

Corporate History and Information

SCWorx, LLC (n/k/a SCW FL Corp.) (“SCW LLC”) was a privately held limited liability company which was organized in Florida on November 17, 2016. On December 31, 2017, SCW LLC acquired Primrose Solutions, LLC (“Primrose”), a Delaware limited liability company, which became its wholly-owned subsidiary and focused on developing functionality for the software now used and sold by SCWorx Corp. (the “Company” or “SCWorx”). The majority interest holders of Primrose were interest holders of SCW LLC and based upon Staff Accounting Bulletin Topic 5G, the technology acquired has been accounted for at predecessor cost of $0. To facilitate the planned acquisition by Alliance MMA, Inc., a Delaware corporation (“Alliance”), on June 27, 2018, SCW LLC merged with and into a newly-formed entity, SCWorx Acquisition Corp., a Delaware corporation (“SCW Acquisition”), with SCW Acquisition being the surviving entity. Subsequently, on August 17, 2018, SCW Acquisition changed its name to SCWorx Corp. On November 30, 2018, SCWorx Corp. and certain of its stockholders agreed to cancel 6,510 shares of common stock. In June 2018, SCWorx Corp. began to collect subscriptions for common stock. From June to November 2018, SCWorx Corp. collected $1,250,000 in subscriptions and issued 3,125 shares of common stock to new third-party investors. On August 20, 2018, SCWorx Corp entered into a Share Exchange Agreement with Alliance, pursuant to which Alliance agreed to acquire all of the issued and outstanding common stock of SCWorx Corp. On February 1, 2019, (i) SCWorx Corp. (f/k/a SCWorx Acquisition Corp.) changed its name to SCW FL Corp. (to allow Alliance to change its name to SCWorx Corp.) and (ii) Alliance acquired SCWorx Corp. (n/k/a SCW FL Corp.) in a stock-for-stock exchange transaction and changed Alliance’s name to SCWorx Corp., which is the Company’s current name, with SCW FL Corp. becoming the Company’s subsidiary.

We are a Delaware corporation. Our principal executive offices are located at 100 S Ashley Dr, Suite 100 Tampa, FL 33602. Our phone number is (844) 472-9679 and our website can be found at www.scworx.com. The information on our website is not incorporated into this prospectus.

Company Overview

SCWorx is a provider of data content and services related to the repair, normalization and interoperability of information for healthcare providers and big data analytics for the healthcare industry.

SCWorx has developed and markets health care information technology solutions and associated services that improve healthcare processes and information flow within hospitals and other healthcare facilities. SCWorx’s software enables a healthcare provider to simplify and organize its data (“data normalization”), allows the data to be utilized across multiple internal software applications (“interoperability”) and provides the basis for sophisticated data analytics (“big data”). Customers use our software to achieve multiple operational benefits, such as supply chain cost reductions, decreased accounts receivables aging, accelerated and completed patient billing in less than 72 hours, contract optimization, increased supply chain management and total cost visibility via dynamic AI connections that automatically structures, repairs, synchronizes and maintains purchasing (“MMIS”), Clinical (“EMR”) and finance (“CDM”) systems. SCWorx’s customers include some of the most prestigious healthcare organizations in the United States. SCWorx offers an advanced software solution for the management of health care providers’ foundational business applications, empowering its customers to significantly reduce costs, drive better clinical outcomes and enhance their revenue. SCWorx supports the interrelationship between the three core healthcare provider systems: Supply Chain, Financial and Clinical. Our solution integrates common keys within distinct and variable databases that allows the repaired foundational data to move seamlessly from one application to another enabling our customers to drive supply chain cost reductions, optimize contracts, increase supply chain management, cost visibility, control rebates and contract administration fees.

Currently, the business systems of hospitals are frequently deficient and often unconnected from each other. These deficiencies in part result from the vast amount of unstructured, manually created and managed data that proliferates within the hospital’s supply chain, clinical and billing systems. SCWorx’s solutions are designed to improve the flow of information quickly and accurately between the buy-side (supply chain purchasing systems), the consumption-side (clinical documentation systems like the electronic medical records (“EMR”)) and billing and collection systems (patient billing systems). The currently poor state of interoperability limits the potential value of each independent system and requires significant expense and extensive human resource commitments from senior personnel to stay ahead of problems and complete basic administrative tasks. SCWorx provides an information service that ultimately leads to safer, more cost effective and financially efficient patient care.

SCWorx has demonstrated that in order for the core hospital systems to function properly there must be a Single Source of Truth (“SSOT”) for all products utilized and ultimately billed for. The Item Master File (“IMF”), which is a database of all known products used in hospital and health care settings, must be accurate at all times and expanded upon to hold both clinical and financial attributes. An accurate and expanded Item Master File supports interoperability between the supply chain, clinical and financial systems by delivering, on demand, reports detailing the purchasing, utilization and revenue associated with each and every item used, allowing hospitals to better manage their business. The Single Source of Truth establishes a common vernacular and syntax, while assigning a consistent meaning across the healthcare provider’s core systems and accurately migrating data from one application to another and removing disconnects between critical business systems.

SCWorx empowers healthcare providers to maintain comprehensive access and visibility to an advanced business intelligence that enables better decision-making and reductions in product costs and utilization, ultimately leading to accelerated and accurate patient billing. SCWorx’s software modules perform separate functions as follows:

●	virtualized Item Master File repair, expansion and automation;

●	EMR management;

●	CDM management;

●	contract management;

●	request for proposal automation;

●	rebate management;

●	integration of acquired businesses;

●	big data analytics modeling; and

●	data integration and warehousing.

SCWorx continues to provide transformational data-driven solutions to some of the finest, most well-respected healthcare providers in the United States. Clients are geographically dispersed throughout the country. Our focus is to assist healthcare providers with issues they have pertaining to data interoperability.

SCWorx’s software solutions are delivered to clients within a fixed term period, typically a three-to-five-year contracted term, where such software is hosted in SCWorx data centers (Amazon Web Service’s “AWS” or RackSpace) and accessed by the client through a secure connection in a software as a service (“SaaS”) delivery method.

SCWorx currently sells its solutions and services in the United States to hospitals and health systems through its direct sales force.

We currently host our solutions, serve our customers, and support our operations in the United States through an agreement with a third party hosting and infrastructure provider, RackSpace. We incorporate standard IT security measures, including but not limited to, firewalls, disaster recovery, backup, etc. Our operations are dependent upon the integrity, security and consistent operation of various information technology systems and data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or to losses due to disruption in our business operations.

In addition, our information technology systems are subject to the risk of infiltration or data theft. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage information technology systems change frequently and may be difficult to detect or prevent over long periods of time. Moreover, the hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud or deception aimed at our employees, contractors or temporary staff. In the event that the security of our information systems is compromised, confidential information could be misappropriated, and system disruptions could occur. Any such misappropriation or disruption could cause significant harm to our reputation, lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

THE OFFERING

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus of up to 40,000,000 shares of Common Stock (the “Shares”). All of the Shares, if and when sold, will be sold by the Selling Stockholders. The Selling Stockholders may sell their Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Shares by the Selling Stockholders.

Issuer	SCWorx Corp.

Common Stock offered by the Selling Stockholders

Up to an aggregate 40,000,000 shares of our Common Stock, consisting of:

Up to an aggregate of 20,113,632 shares of common stock, which are issuable to certain selling stockholders pursuant to the terms of the July Notes and July Warrants;

Up to an Aggregate 598,837 shares of common stock, which were issued or are issuable to certain selling stockholders pursuant to the terms of the November Placement and November Warrants;

Up to an aggregate of 18,607,658 shares of common stock, which are issuable to certain selling stockholders pursuant to the terms of the January Notes and January Warrants; and

Up to an aggregate 679,874 shares of common stock, which were issued or are issuable to a selling stockholder pursuant to the terms of the Settlement Agreement.

In accordance with the terms of a registration rights agreement with the holders of the notes and warrants above, the 39,320,126 shares registered hereunder reflects the sum of (i) 150% of the maximum number of shares of common stock issued or issuable pursuant to the notes, including payment of interest on the notes through their respective maturity dates, and (ii) 150% of the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes (including interest on the notes) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations or conversion or exercise contained therein solely for the purpose of such calculation) at the conversion floor price with respect to the notes, , or exercise price, as adjusted (as the case may be).

Common Stock outstanding	2,318,617 shares as of April 15, 2025

Nasdaq symbol	Our Common Stock is currently listed on Nasdaq under the symbol “WORX.”

Use of proceeds

The Selling Stockholders will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares of our Common Stock by the Selling Stockholders through this prospectus. However, we may receive proceeds of up to approximately $17,000,000 from the exercise of warrants to purchase shares of our Common Stock by the Selling Stockholders, depending upon whether the Warrants are exercised on a cashless basis, which the investors are entitled to do under specified conditions.

We intend to use any proceeds that we receive from the Selling Stockholders through the exercise of warrants to purchase Common Stock for working capital and general corporate purposes. See “Use of Proceeds” on page 21  for more information.

Risk factors	Investing in our securities involves a high degree of risk. As an investor you should be prepared to lose your entire investment See “Risk Factors” beginning on page 8.

The number of shares of common stock to be outstanding prior to and after this offering excludes:

●	a total of 447,303 shares of common stock issuable upon the conversion of Series A Convertible Preferred Stock;

●	a total of 122,274 shares of common stock issuable upon vesting of restricted stock units;

●	a total of 9,101 shares of common stock issuable upon the exercise of outstanding warrants with an exercise price of $60.00 per share;

Private Placement of Notes and Warrants Dated July 16, 2024

On July 12, 2024, SC Worx Corp. the Company entered into a Securities Purchase Agreement (“SPA”) with certain accredited investors (the “Investors”), and, pursuant to the SPA, sold to the Investors a new series of senior secured convertible notes (the “Convertible Notes”) with an aggregate original principal amount of $1,155,000 and an initial conversion price of $1.43 per share, subject to adjustment as described in the Convertible Notes, and Series A warrants (the “Series A Warrants”, Series B warrants (the “Series B Warrants”) and Series C warrants (the “Series C Warrants”) to acquire up to an aggregate amount of 4,846,158 additional shares of the Company’s common stock (collectively, the “July Warrants” and together with the Notes, the “July Notes”). The closing of the July Note Offering occurred on July 16, 2024. The July Warrants are exercisable immediately, one-third of which (the Series A Warrants) were originally exercisable at a price of $1.43 per share and two-thirds of which (the Series B Warrants and the Series C Warrants) were originally exercisable at a price of $1.573 per share, all expiring five years from the date of issuance. The July Notes are currently convertible at a conversion price of $0.86 per share and the July Warrants are currently exercisable for 8,595,362 shares at an exercise price of $0.86, in each case due to the effect of anti-dilution adjustments. There is no established public trading market for the Warrants, and we do not intend to list the Warrants on any national securities exchange or nationally recognized trading system. The July Notes Offering was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The aggregate gross proceeds from the July Notes and Warrants were $1,155,000, consisting of $825,000 in cash proceeds and the exchange of an outstanding secured promissory note in the principal amount of $330,000. The Company used the proceeds from the Offering to fund operating expenses and for general working capital, fees and expenses.

The July Notes will mature on December 31, 2025. Principal under the July Notes is payable in equal monthly installments beginning on (i) the earlier of (A) 30 days after the effective date of the Registration Statement (as defined below) or (B) the date that the shares of Common Stock issuable upon conversion of the July Notes are eligible for sale under Rule 144. Amortization payments are payable, at the Company’s election, in cash or, subject to certain limitations, in shares of common stock valued at the lower of, (i) the Conversion Price then in effect, and (ii) the greater of (x) the $0.292 floor price (subject to adjustment) and (y) 80% of the quotient of (A) the sum of the closing prices of the shares of Common Stock for each of the three (3) Trading Days with the lowest closing prices of the shares of Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) three (3). Except as specifically permitted by the July Notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest.

Each July Note will be convertible, at the option of the applicable noteholder, into shares of our common stock at an initial fixed conversion price of $1.43 per share, which has since adjusted to $0.86 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions The conversion price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issued or was deemed to have issued our common stock. In addition, if we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a July Note will have the right to substitute the variable price for the fixed conversion price upon conversion of all or part of the July Note.

The July Notes, include a beneficial ownership limitation as to each holder of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of, or as part of any amortization payment or interest make-whole payment under, the July Notes or July Warrants.

The July Notes include certain customary Events of Default, including, among other things, the failure to file and maintain an effective shelf registration statement covering the sale of the noteholder’s securities registrable pursuant to the Registration Rights Agreement and the Company’s failure to pay any amounts due to holders of the July Notes when due. In connection with an Event of Default, each noteholder will be able to require the Company to redeem in cash any or all of the noteholder’s note at a premium as set forth in the July Notes.

In connection with the SPA, the Company and the Investors entered into a Registration Rights Agreement, pursuant to which the Company was required to file a resale registration statement with the Commission to register for resale the shares issuable upon conversion of the July Notes and exercise of the July Warrants promptly following the Closing Date, but in no event later than the earlier of (A) the 75th calendar day after the Closing Date and (B) the 10th Business Day following the filing of the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2024. The Company is required to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company will be obligated to pay certain liquidated damages to the investors if the Company fails to file the Registration Statement when required, fails to file or cause the Registration Statement to be declared effective by the SEC when required, or fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement. This Agreement has since been amended, as described below.

On November 18, 2024, the Company and other parties to the Registration rights Agreement entered into the Amendment and Consent , which amended certain provisions of the Registration Rights Agreement entered into with the Investors among others in July 2024 (as so amended, the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale, in addition to the shares required to be registered under the original Registration Rights Agreement, the Conversion Shares and the Warrant Shares related to the January 2025 offering, as well as the Shares and Warrant Shares related to the November 2024 offering. The Company was required to file the Registration Statement with the SEC registering the Conversion Shares and the Warrant Shares issued in the July 2024 offering, as well as the shares issued to the vendor in payment of the arbitration award, promptly following the Closing of the July 2024 offering, but in no event later than September 29, 2024, and the Company was required to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company did not file the Registration Statement by the September 29, 2024 filing deadline. The Company has paid damages and is obligated to pay certain additional liquidated damages to the investors because the Company failed to file the Registration Statement when required and failed to cause the Registration Statement to be declared effective by the SEC when required. If the Company fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement, it will also be subject to certain penalties. The filing of the Registration Statement of which this prospectus forms a part, covers all the shares as required by the Registration Rights Agreement (as amended) and will thereby fulfill the Company’s registration obligations under such Agreement.

Settlement Agreement Dated July 12, 2024

As previously disclosed in the Company’s periodic reports filed with the SEC, on April 25, 2022, the Company received a Demand for Arbitration. The Company received the final decision of the Arbitrator on October 16, 2023, awarding Core IR $461,856 including unpaid compensation, indemnification for legal fees and costs, prevailing party legal fees and interest (the “Award”). Core IR has since obtained a judgement in the amount of approximately $502,000 (including interest) (“Judgement”). Amounts due under the Judgment of $502,000 and 283,906 were included accounts payable and accrued liabilities on the Company’s condensed consolidated balance sheet at December 31, 2024 and 2023. The Company and Core IR entered into a Settlement Agreement dated July 12, 2024 under which the Company agreed to issue Core IR shares of its common stock with a value of $502,000 (determined based on sales proceeds realized by Core IR), in full and complete satisfaction of the Judgement. On July, 18, 2024, the Company issued 159,776 shares of its common stock in the first tranche of payments under this agreement. On March 14, 2025, the company issued an additional 191,250 shares of its common stock under this agreement.

In connection with the Settlement Agreement, the Company and Core IR entered into a Registration Rights Agreement, pursuant to which the Company was required to file a resale registration statement with the Commission to register for resale the shares issuable upon under the Settlement Agreement as described above.

Securities Purchase Agreements dated November 2024

On or about November 18, 2024, the Company entered into a Securities Purchase Agreement (“November Placement”) with certain accredited investors, pursuant to which the Company sold to the Investors an aggregate 232,558 shares of its common stock, and warrants to acquire up to an aggregate 232,558 additional shares of the Company’s common stock (“November Warrants”) for gross proceeds of $200,000. The warrants are exercisable at a price of $0.86 per share, subject to certain adjustments, and expire five years from the dates of issuance. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

 The Company used the net proceeds from the transaction for working capital, and other general corporate purposes.

The shares of Common Stock sold in the November Placement and issuable upon exercise of the November Warrants have not been registered under the Securities Act of 1933, as amended. In connection with the November Placement, the Company and the Investors amended the original Registration Rights Agreement, as a result of which the Company is required to file a resale registration statement with the Securities and Exchange Commission to register for resale the November Placement shares, the November Warrant shares, promptly following the Closing Date. The filing of the Registration Statement of which this prospectus forms a part, covers all the shares as required by the Registration Rights Agreement (as amended) and will thereby fulfill the Company’s registration obligations under such Agreement.

Senior secured promissory notes issued January 21, 2025

On January 21, 2025, the Company entered into a Securities Purchase Agreement with certain accredited investors, and, pursuant to the SPA, sold to the Investors a new series of senior secured convertible notes (the “January Notes”) with an aggregate original principal amount of $1,500,000 and an initial conversion price of $1.25 per share, subject to adjustment as described in the Convertible Notes, and Series A warrants (the “Additional Series A Warrants”, Series B warrants (the “Additional Series B Warrants”) and Series C warrants (the “Additional Series C Warrants”) to acquire up to an aggregate amount of 7,200,000 additional shares of the Company’s common stock (collectively, the “January Warrants” and together with the Notes, the “January Notes”). The January Warrants are exercisable immediately, one-third of which (the Additional Series A Warrants) are exercisable at a price of $1.25 per share and two-thirds of which (the Additional Series B Warrants and the Additional Series C Warrants) are exercisable at a price of $1.375 per share, all expiring five years from the date of issuance. There is no established public trading market for the January Warrants, and we do not intend to list the January Warrants on any national securities exchange or nationally recognized trading system. The January Notes offering was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and in reliance on similar exemptions under applicable state laws. Each of the Investors represented that it is an accredited investor within the meaning of Rule 501(a) of Regulation D, and that it was acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by the Company or its representatives.

The Company expects to use proceeds from the Offering to fund operating expenses and for general working capital, fees and expenses.

Each January Note will be convertible, at the option of the applicable noteholder, into shares of our common stock at an initial fixed conversion price of $1.25 per share. The conversion price will be subject to standard adjustments in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions The conversion price is also subject to a “full ratchet” anti-dilution adjustment which, in the event that we issue or are deemed to have issued, certain securities at a price lower than the then applicable conversion price, immediately reduces the conversion price to equal the price at which we issued or was deemed to have issued our common stock. In addition, if we sell or issue any options or convertible securities that are convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of the shares of common stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions, the holder of a January Note will have the right to substitute the variable price for the fixed conversion price upon conversion of all or part of the January Note.

Notwithstanding the foregoing, our ability to settle conversions and make amortization and interest make-whole payments using shares of our common stock is subject to certain limitations set forth in the January Notes. For example, the January Notes contain a beneficial ownership limitation as to each holder of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon conversion of, or as part of any amortization payment or interest make-whole payment under, the January Notes or January Warrants

The January Notes include certain customary Events of Default, including, among other things, the failure to file and maintain an effective shelf registration statement covering the sale of the noteholder’s securities registrable pursuant to the Registration Rights Agreement and the Company’s failure to pay any amounts due to holders of the January Notes when due. In connection with an Event of Default, each noteholder will be able to require the Company to redeem in cash any or all of the noteholder’s note at a premium as set forth in the January Notes.

The January Notes, the shares of common stock issuable upon conversion of the January Notes, the shares of common stock issuable upon exercise of the January Warrants, have not been registered under the Securities Act. In anticipation of the SPA, the Company and the Investors among others entered into an Amendment and Consent, which amended certain provisions of the Registration Rights Agreement entered into with the Investors among others in July 2024 (as so amended, the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is required to file a resale registration statement (the “Registration Statement”) with the SEC to register for resale, in addition to the shares required to be registered under the original Registration Rights Agreement, the January Note shares, the January Warrant shares and the November Placement hares and November Warrant shares related to the November 2024 offering. The Company was required to file the Registration Statement with the SEC registering the July Note shares and the July Warrant shares issued in the July 2024 offering, as well as the shares issued to the vendor in payment of the arbitration award, promptly following the Closing of the July 2024 offering, but in no event later than September 29, 2024, and the Company was required to have such Registration Statement declared effective by the Effectiveness Date (as defined in the Registration Rights Agreement). The Company did not file the Registration Statement by the September 29, 2024 filing deadline. The Company has paid damages and is obligated to pay certain additional liquidated damages to the investors because the Company failed to file the Registration Statement when required and failed to cause the Registration Statement to be declared effective by the SEC when required. If the Company fails to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement, it will also be subject to certain penalties. The filing of the Registration Statement of which this prospectus forms a part, covers all the shares as required by the Registration Rights Agreement (as amended) and will thereby fulfill the Company’s registration obligations under such Agreement.

RISK FACTORS

You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our common stock. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and this offering. These risks and uncertainties are not the only ones facing us. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations. The trading price of our Common Stock could decline due to the occurrence of any of these risks, and investors could lose all or part of their investment.

In evaluating the Company, its business and any investment in the Company, readers should carefully consider the following factors:

Risks Related to this Offering

The issuance of our common stock to Investors will cause significant dilution, and the sale of the shares of common stock acquired by Investors, or the perception that such sales may occur, could cause the price of our common stock to fall.

In July 2024 and January 2025, we entered into multiple Security Purchase Agreements, pursuant to which we issued a series of senior secured convertible notes and common stock purchase warrants. Payments under these notes are payable, at the Company’s election, in cash or, subject to certain limitations, in shares of common stock valued at the lower of, (i) the Conversion Price then in effect, and (ii) the greater of (x) the applicable floor price (subject to adjustment) and (y) 80% of the quotient of (A) the sum of the closing prices of the shares of Common Stock for each of the three (3) Trading Days with the lowest closing prices of the shares of Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately prior to the applicable Installment Date, divided by (B) three (3). Except as specifically permitted by the convertible notes, we will not be permitted to prepay any portion of the outstanding principal or accrued and unpaid interest.

We generally have the right to control whether payments are made in cash, or by conversion into Common Stock. However, conversions of the notes into Common Stock by us or exercises of the warrants would result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of shares of our Common Stock or the anticipation of such sales, may adversely impact the price of our Common Stock.

It is not possible to predict the actual number of shares we will issue under the Settlement Agreement to the Selling Stockholder.

On July, 18, 2024 and March 14, 2025, we issued 159,776 and 191,250 shares of our common stock, respectively, pursuant to our Settlement Agreement with CoreIR. The Company is also obligated to deliver 15,000 shares under a November 11, 2024 amendment to the registration rights agreement (the “Initial Registration Delay Payment Shares”) In the event that the CoreIR’s sale of the original shares fails to yield sufficient proceeds necessary to achieve the settlement amount, the Company is obligated to deliver additional shares (the “True Up Shares”) that it and CoreIR reasonably believe, subject to any beneficial ownership limitation provided in Settlement Agreement, will enable the CoreIR to achieve the full Settlement Amount. The Company is obligated to issue True Up Shares to the CoreIR until it has realized the full Settlement Amount. The Company also has the option at any time to satisfy the remaining balance of the Settlement Amount in Cash. Because we cannot predict the final sale proceeds, it is impossible to predict the actual number of shares we will be required to issue to satisfy the full Settlement Amount.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by purchasers in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by purchasers in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Risks Related to Our Financial Results and Financing Plans

We have a history of losses and negative cash flows, which we may continue to incur in the future.

We have a history of losses and negative operating cash flows, which we expect to continue for the foreseeable future. These losses and negative cash flows could negatively impact the trading value of our common stock.

For the years ended December 31, 2024 and 2023, we had a net loss of $1,136,225 and $3,981,144, respectively. At December 31, 2024, we had an accumulated deficit of $30,976,066.

For the years ended December 31, 2024 and 2023, we had negative operating cash flows of $1,084,292 and $806,164, respectively.

We may continue to incur net losses and negative operating cash flows in future periods. These losses/ negative cash flows may increase, and we may never achieve profitability/positive cash flows due to, among other reasons, increased competition, decreased growth in our target market and other factors described elsewhere in this “Risk Factors” section. If we cannot achieve sustained profitability/positive cash flows, our stockholders may lose all or a portion of their investment in our company.

If we are unable to grow our revenue, it is unlikely we will achieve or sustain profitability.

To become profitable, we must, among other things, increase our revenues. Our total revenues declined approximately $815,000 (21%) to $2,989,599 in the year ended December 31, 2024 as compared to $3,804,943 in the year ended December 31, 2023.  This decline in revenue may continue if we are unable to develop and market new products, which could help us increase our sales to existing customers or develop new customers. Even if we are able to grow our revenues, they may not be sufficient to exceed increases in our operating expenses or to enable us to achieve or sustain profitability.

Risks Related to Our Business

There is substantial doubt about our ability to continue as a going concern.

Our auditors have indicated in their report on our financial statements for the year ended December 31, 2024 that conditions exist that raise substantial doubt about our ability to continue as a going concern since we may not have sufficient capital resources from operations and existing financing arrangements to meet our operating expenses and working capital requirements.

As of December 31, 2024, we had only limited cash on hand, a working capital deficit of $1,333,171 and accumulated deficit of $30,976,066. During the year ended December 31, 2024, we had a net loss of $1,136,225 and used $1,084,292 of cash in operations. We have historically incurred operating losses and may continue to incur operating losses for the foreseeable future. We believe that these conditions raise substantial doubt about our ability to continue as a going concern. This may hinder our ability to obtain financing or may force us to obtain financing on less favorable terms than would otherwise be available. If we are unable to develop sufficient revenues and additional customers for our products and services, we may not generate enough revenue to sustain our business, and we may fail, in which case our stockholders would suffer a total loss of their investment. There can be no assurance that we will be able to continue as a going concern.

We may need additional capital. If we are unable to obtain additional capital when required, we will not be able to implement our business strategy or successfully operate our business; however, additional financing will subject our existing stockholders to dilution.

To continue our growth path, we may need to finance our future expansion plans through public or private equity offerings or debt financing. Additional funds may not be available when we need them on terms that are acceptable to us, or at all. We have recently encountered difficulty in raising funds from external sources. The Agreements related to the July and January Notes offerings restrict our ability to raise capital from third parties and contain full ratchet anti-dilution provisions. Consequently, if we need to raise additional capital, we would need the consent of the investors in the July and January Notes offerings. If we are unable to secure such consent, we would need to seek additional financing from such investors. There can be no assurance that such investors would be willing to provide us with additional capital on acceptable terms or at all.

If adequate funds are not available, we may be required to further delay or reduce the scope of our business plans. To the extent that we raise additional funds by issuing equity securities, our stockholders will experience dilution. In addition, debt financing, if available, may involve restrictive covenants. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. Our access to the financial markets and the pricing and terms we receive in the financial markets could be adversely impacted by various factors, including changes in financial markets and interest rates.

We received a Notice of Deficiency from Nasdaq on April 10, 2025 because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we are unable to regain and maintain compliance with Nasdaq’s minimum bid price rule within the 180 day compliance period, our common stock will be delisted from Nasdaq, in which case there would be a material adverse effect on the Company and its ability to raise capital. See Risk Factors, “We received a Notice of Deficiency from Nasdaq because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we fail to regain compliance within 180 days (by October 7, 2025), our common stock will be subject to delisting. If we fail to meet the other continued listing standards and corporate governance requirements for Nasdaq Capital Market companies, we may be subject to de-listing.”

Our future funding requirements will depend on many factors, including, but not limited to, the costs and timing of any future acquisitions.

A failure to successfully execute our growth strategy could adversely affect our business, financial condition, results of operations and prospects.

We intend to pursue growth through expanding our sales force, product offerings and project skill-sets and capabilities, as well as increasing critical mass to enable us to bid on larger contracts.

We may also consider potential acquisitions if conditions permit. However, we may be unable to find suitable acquisition candidates or to complete acquisitions on favorable terms, if at all. Moreover, any completed acquisition may not result in the intended benefits. For example, while the historical financial and operating performance of an acquisition target are among the criteria we would evaluate in determining which acquisition targets we will pursue, there can be no assurance that any business or assets we acquire will continue to perform in accordance with past practices or will achieve financial or operating results that are consistent with or exceed past results. Any such failure could adversely affect our business, financial condition or results of operations. In addition, any completed acquisition may not result in the intended benefits for other reasons and we expect that any future acquisitions will involve a number of other risks, including:

●	We may have difficulty integrating the acquired companies;

●	Our ongoing business and management’s attention may be disrupted or diverted by transition or integration issues and the complexity of managing geographically or culturally diverse enterprises;

●	We may not realize the anticipated cost savings or other financial benefits we anticipated;

●	We may have difficulty retaining or hiring key personnel, customers and suppliers to maintain expanded operations;

●	Our internal resources may not be adequate to support our operations as we expand, particularly if we are awarded a significant number of contracts in a short time period;

●	We may have difficulty retaining and obtaining any required regulatory approvals, licenses and permits;

●	We may not be able to obtain additional equity or debt financing on terms acceptable to us or at all, and any such financing could result in dilution to our stockholders, impact our ability to service our debt within the scheduled repayment terms and include covenants or other restrictions that would impede our ability to manage our operations;

●	We may have failed to, or be unable to, discover liabilities of the acquired companies during the course of performing our due diligence; and

●	We may be required to record additional goodwill as a result of an acquisition, which will reduce our tangible net worth.

Any of these risks could prevent us from executing on any acquisition we might complete, which could adversely affect our business, financial condition, results of operations and prospects. At this time, we are not considering any acquisition.

Our contracts may require us to perform extra or change order work, which can result in disputes and adversely affect our business, financial condition, results of operations and prospects.

Our contracts generally require us to perform extra or change order work as directed by the customer, even if the customer has not agreed in advance on the scope or price of the extra work to be performed. This process may result in disputes over whether the work performed is beyond the scope of the work included in the original project plans and specifications or, if the customer agrees that the work performed qualifies as extra work, the price that the customer is willing to pay for the extra work. Even when the customer agrees to pay for the extra work, we may be required to fund the cost of such work for a lengthy period of time until the change order is approved by the customer and we are paid by the customer.

To the extent that actual recoveries with respect to change orders or amounts subject to contract disputes or claims are less than the estimates used in our financial statements, the amount of any shortfall will reduce our future revenues and profits, and this could adversely affect our reported working capital and results of operations. In addition, any delay caused by the extra work may adversely impact the timely scheduling of other project work and our ability to meet specified contract milestone dates.

We derive a significant portion of our revenue from a few customers and the loss of one of these customers, or a reduction in their demand for our services, could adversely affect our business, financial condition, results of operations and prospects.

Our customer base is highly concentrated. Due to the size and nature of our contracts, one or a few customers have during any given year, as well as over a period of consecutive years, represented a substantial portion of our consolidated revenues and gross profits, see Note 3, Summary of Significant Accounting Policies for further detail. Revenues under our contracts with significant customers may continue to vary from period to period depending on the timing or volume of work that those customers contract from us. A limited number of customers may continue to comprise a substantial portion of our revenue for the foreseeable future.

A default or delay in payment on a significant scale could adversely affect our business, financial condition, results of operations and prospects. We could lose business from a significant customer for a variety of reasons, including:

●	the consolidation, merger or acquisition of an existing customer, resulting in a change in procurement strategies employed by the surviving entity that could reduce the amount of work we receive;

●	our performance on individual contracts or relationships with one or more significant customers could become impaired, which may cause us to lose future business with such customers and, as a result, our ability to generate income would be adversely impacted;

●	key customers could slow or stop spending on initiatives related to projects we are performing for them due to increased difficulty in the markets as a result of economic downturns or other reasons.

Since many of our customer contracts allow our customers to terminate the contract without cause, our customers may terminate their contracts with us at will, which could impair our business, financial condition, results of operations and prospects.

Our failure to adequately expand our direct sales force will impede our growth.

We will need to expand and optimize our sales infrastructure in order to grow our customer base and our business. We plan to expand our account management/sales force. Identifying and recruiting qualified personnel and training them requires significant time, expense and attention. If we are unable to hire, develop and retain talented account management/sales personnel or if the personnel are unable to achieve desired productivity levels in a reasonable period of time, we may not be able to realize the intended benefits of this investment or increase our revenue.

If we are unable to attract and retain qualified executive officers and managers and consultants, we will be unable to operate efficiently, which could adversely affect our business, financial condition, results of operations and prospects.

We depend on the continued efforts and abilities of our management and consultants, to establish and maintain our customer relationships and identify strategic opportunities. The loss of any one of them could negatively affect our ability to execute our business strategy and adversely affect our business, financial condition, results of operations and prospects. Competition for managerial talent with significant industry experience is high, and we may lose access to executive officers/consultants for a variety of reasons, including more attractive compensation packages offered by our competitors. Although we have entered into employment agreements with certain of our senior level management, we cannot guarantee that any of them or other key management/consulting personnel will remain employed by us for any length of time.

Fines, judgments and other consequences resulting from our failure to comply with regulations or adverse outcomes in litigation proceedings could adversely affect our business, financial condition, results of operations and prospects.

From time to time, we may be involved in lawsuits and regulatory actions, including class action lawsuits that are brought or threatened against us in the ordinary course of business. These actions may seek, among other things, compensation for alleged personal injury, workers’ compensation, violations of the Fair Labor Standards Act and state wage and hour laws, employment discrimination, breach of contract, property damage, punitive damages, civil penalties, and consequential damages or other losses, or injunctive or declaratory relief.

Please refer to the Legal Proceedings section of the prospectus which is a part of this registration statement for a detailed description of the pending legal actions and investigations.

Any defects or errors, or failures to meet our customers’ expectations could result in large damage claims against us. Claimants may seek large damage awards and, due to the inherent uncertainties of litigation, we cannot accurately predict the ultimate outcome of any such proceedings. Any failure to properly estimate or manage cost, or delay in the completion of projects, could subject us to penalties.

The ultimate resolution of any such matters, whether through settlement, mediation or court judgment, could have a material adverse effect on our financial condition, results of operations and cash flows. Regardless of the outcome of any litigation, these proceedings could result in substantial cost and may require us to devote substantial resources to defend ourselves. When appropriate, we establish reserves for litigation and claims that we believe to be adequate in light of current information, legal advice and professional indemnity insurance coverage, and we adjust such reserves from time to time according to developments. If our reserves are inadequate or insurance coverage proves to be inadequate or unavailable, our business, financial condition, results of operations and prospects may suffer.

If we are required to reclassify independent contractors as employees, we may incur additional costs and taxes which could adversely affect our business, financial condition, results of operations and prospects.

We use a significant number of independent contractors in our operations for whom we do not pay or withhold any federal or state employment tax, based on our determination that they are “independent contractors,” not employees. There are a number of different tests used in determining whether an individual is an employee or an independent contractor and such tests generally take into account multiple factors. There can be no assurance that legislative, judicial or regulatory (including tax) authorities will not introduce proposals or assert interpretations of existing rules and regulations that would change, or at least challenge, the classification of our independent contractors. Although we believe we have properly classified our independent contractors, the U.S. Internal Revenue Service or other U.S. federal or state authorities or similar authorities of a foreign government may determine that we have misclassified our independent contractors for employment tax or other purposes and, as a result, seek additional taxes from us or attempt to impose fines and penalties. If we are required to pay employer taxes or pay backup withholding with respect to prior periods with respect to or on behalf of our independent contractors, our operating costs will increase, which could adversely impact our business, financial condition, results of operations and prospects.

Our dependence on subcontractors and suppliers could increase our cost and impair our ability to complete contracts on a timely basis or at all.

We rely on third-party subcontractors to perform some of the work on our contracts. We also rely on third-party suppliers to provide services needed to perform our obligations under those contracts. We generally do not bid on contracts unless we have the necessary subcontractors and suppliers committed for the anticipated scope of the contract and at prices that we have included in our bid. Therefore, to the extent that we are unable to engage subcontractors or suppliers, our ability to bid for contracts may be impaired. In addition, if a subcontractor or third-party supplier is unable to deliver its goods or services according to the negotiated terms for any reason, we may suffer delays and be required to purchase the services from another source at a higher price. We sometimes pay our subcontractors and suppliers before our customers pay us for the related services. If customers fail to pay us and we choose, or are required, to pay our subcontractors for work performed or pay our suppliers, we could suffer an adverse effect on our business, financial condition, results of operations and prospects.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the services we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Risks Related to Our Industry

Our industry is highly competitive, with a variety of larger companies with greater resources competing with us, and our failure to compete effectively could cause existing customers to not renew contracts, reduce the number of new contracts awarded to us or adversely affect our market share and harm our financial performance.

The contracts on which we bid are generally awarded through a competitive bid process, with awards generally being made to the lowest bidder, but sometimes based on other factors, such as shorter contract schedules, larger scale to complete projects or prior experience with the customer. Within our markets, we compete with many other service providers. Price is often the principal factor in determining which service provider is selected by our customers, especially on smaller, less complex projects. As a result, any organization with adequate financial resources and access to technical expertise may become a competitor. Smaller competitors are sometimes able to win bids for these projects based on price alone because of their lower costs and financial return requirements. Additionally, our competitors may develop the expertise, experience and resources to provide services that are equal or superior in price to our services, and we may not be able to maintain or enhance our competitive position.

Some of our competitors have already achieved greater market penetration than we have in the markets in which we compete, and some have greater financial and other resources than we do. A number of national companies in our industry are larger than we are and, if they so desire, could establish a presence in our markets and compete with us for contracts. As a result of this competition, we may need to accept lower contract margins in order to compete against competitors that have the ability to accept awards at lower prices or have a pre-existing relationship with a customer. If we are unable to compete successfully in our markets, our business, financial condition, results of operations and prospects could be adversely affected.

Many of the customers we serve are subject to consolidation and rapid technological and regulatory change, and our inability or failure to adjust to our customers’ changing needs could reduce demand for our services.

We derive, and anticipate that we will continue to derive, a substantial portion of our revenue from customers in the medical industry. This industry is subject to rapid changes in technology and governmental regulation. Changes in technology may reduce the demand for the services we provide. Additionally, the medical industry has been characterized by a high level of consolidation that may result in the loss of one or more of our customers. Our failure to rapidly adopt and master new technologies as they are developed in any of the industries we serve or the consolidation of one or more of our significant customers could adversely affect our business, financial condition, results of operations and prospects.

Further, our customers are regulated by the Department of Health and Human Services and other regulators. These regulators may interpret the application of their regulations in a manner that is different than the way such regulations are currently interpreted and may impose additional regulations, either of which could reduce demand for our services and adversely affect our business and results of operations.

Economic downturns could cause expenditures in the industries we serve to decrease, which may adversely affect our business, financial condition, results of operations and prospects.

The demand for our services has been and may be vulnerable to general downturns in the United States economy. Our customers are affected by economic changes that decrease the need for or the profitability of their services. This can result in a decrease in the demand for our services and potentially result in the delay or cancellation of projects by our customers. As a result, some of our customers may opt to defer or cancel pending projects. A downturn in overall economic conditions also affects the priorities placed on various projects funded by governmental entities and federal, state and local spending levels.

In general, economic uncertainty makes it difficult to estimate our customers’ requirements for our services. We plan to expand our sales force to enable us to grow our revenues. If economic factors in any of the regions in which we plan to expand are not favorable to the growth and development of the medical industry, we may not be able to carry out our growth strategy, which could adversely affect our business, financial condition, results of operations and prospects.

Other Risks Relating to Our Company and Results of Operations

Our operating results may fluctuate due to factors that are difficult to forecast and not within our control.

Our past operating results may not be accurate indicators of future performance, and you should not rely on such results to predict our future performance.

Our operating results have fluctuated and could fluctuate in the future. Factors that may contribute to fluctuations include:

●	our ability to effectively manage our working capital;

●	non-renewal of customer contracts;

●	our ability to satisfy customer demands in a timely and cost-effective manner; and

●	pricing and availability of labor.

Actual results could differ from the estimates and assumptions that we use to prepare our financial statements.

To prepare financial statements in conformity with GAAP, management is required to make estimates and assumptions as of the date of the financial statements that affect the reported values of assets and liabilities, revenues and expenses, and disclosures of contingent assets and liabilities. Areas requiring significant estimates by our management include:

●	contract costs and profits and revenue recognition of contract change order claims;

●	provisions for uncollectible receivables and customer claims;

●	recoveries of costs from subcontractors, suppliers and others;

●	valuation of assets acquired and liabilities assumed in connection with business combinations;

●	accruals for estimated liabilities, including litigation and insurance reserves; and

●	goodwill and intangible asset impairment assessment.

At the time the estimates and assumptions are made, we believe they are accurate based on the information available. However, our actual results could differ from, and could require adjustments to, those estimates.

We exercise judgment in determining our provision for taxes in the United States that are subject to tax authority audit review that could result in additional tax liability and potential penalties that would negatively affect our net income.

Our tax filings are subject to review or audit by the U.S. Internal Revenue Service and state, local and foreign taxing authorities. We exercise judgment in determining our worldwide provision for income and other taxes and, in the ordinary course of our business, there may be transactions and calculations where the ultimate tax determination is uncertain. Examinations of our tax returns could result in significant proposed adjustments and assessment of additional taxes that could adversely affect our tax provision and net income in the period or periods for which that determination is made.

Risks Related to our Common Stock

We received a Notice of Deficiency from Nasdaq because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we fail to regain compliance within 180 days (by October 7, 2025), our common stock will be subject to delisting. If we fail to meet the other continued listing standards and corporate governance requirements for Nasdaq Capital Market companies, we may be subject to de-listing.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain this listing, we are required to comply with various continued listing standards, including corporate governance requirements, set forth in the Nasdaq Listing Rules. These standards and requirements include, but are not limited to, maintaining a minimum bid price for our common stock, as well as having a majority of our Board members qualify as independent. If we fail to meet any one of these requirements for an extended period of time, we will be subject to possible de-listing.

Nasdaq-listed companies are required to maintain a minimum bid price of at least $1.00 per share. Because the price per share of our common stock has closed below the $1.00 minimum bid price for the last 31 consecutive trading days, on April 10, 2025 Nasdaq issued a Notice of Deficiency notifying the Company that it has failed to meet the Nasdaq minimum bid price requirement of $1.00 per share. Except in limited circumstances, a company has 180 calendar days from the date of the deficiency notice to regain compliance by maintaining a minimum bid price above $1.00 for at least 10 consecutive business days during the applicable compliance period (unless Nasdaq exercises its discretion to extend this 10-day period).

The Nasdaq Notice stated that if at any time during this 180 day period the closing bid price of the Company’s securities is at least $1 for a minimum of ten consecutive business days, Nasdaq will provide written confirmation of compliance, and the matter would be closed.

The Company is monitoring its Common Stock trading price. If compliance with the minimum bid price requirement is not regained within the 180-day period, the Company will implement a reverse stock split within the range previously approved by its shareholders. Depending on the reverse stock split ratio, the implementation of the split could cause the Company to fail to meet other listing standards, such as the requirements to have at least (i) 500,000 publicly held shares and (ii) 300 public stockholders.

If the company fails to regain compliance within the 180-day compliance period, Nasdaq will issue a Staff Delisting Determination Letter, notifying the Company that its common stock is being delisted from Nasdaq. The company can appeal the delisting decision.

Moreover, Nasdaq recently enacted a rule stating that an issuer who has executed a reverse stock split within the prior 12 months and fails to meet the minimum bid price will not be eligible for the 180-day grace period to regain compliance with Nasdaq’s minimum bid price rule. Consequently, if we implement a reverse split to regain compliance with Nasdaq’s minimum bid price rule, we would not be eligible for the 180-day grace period for 12 months thereafter if we again fail to comply with the minimum bid price rule. Given the large number of shares issuable pursuant to the outstanding convertible notes, warrants and Settlement Agreement (see “The Offering”), there is a significant risk that this could occur, potentially leading to our common stock being delisted from Nasdaq, which would have a material adverse effect on us.

If the Company’s common stock is delisted from the Nasdaq Stock Market, there will be a material adverse effect on the per share price of the Company’s common stock and on the Company’s ability to raise additional capital if needed. In addition, the delisting of the common stock would constitute an “event of default” under the terms of the Company’s outstanding convertible notes in the aggregate original principal amount of $2,655,000, which would have a material adverse effect on the financial condition of the Company.

Our common stock price has fluctuated substantially, and the trading price of our common stock is likely to continue to be volatile, which could result in losses to investors and litigation.

In addition to changes to market prices based on our results of operations and the factors discussed elsewhere in this “Risk Factors” section, the market price of and trading volume for our common stock may change for a variety of other reasons, not necessarily related to our actual operating performance. The capital markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock. In addition, the average daily trading volume of the securities of small companies like ours can be very low, which may contribute to future volatility. Recently, the average daily trading volume of our common stock has decreased. Factors that could cause the market price of our common stock to fluctuate significantly include:

●	the results of operating and financial performance and prospects of other companies in our industry;

●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	announcements of innovations, increased service capabilities, new or terminated customers or new, amended or terminated contracts by our competitors;

●	the public’s reaction to our press releases, media coverage and other public announcements, and filings with the SEC;

●	market conditions for providers of services to the medical industry;

●	lack of securities analyst coverage or speculation in the press or investment community about us or opportunities in the markets in which we compete;

●	changes in government policies in the United States;

●	changes in earnings estimates or recommendations by any securities or research analysts who track our common stock or failure of our actual results of operations to meet any such expectations;

●	dilution caused by the conversion into common stock of convertible securities or by the exercise of outstanding warrants or options;

●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

●	changes in accounting standards, policies, guidance, interpretations or principles;

●	any lawsuit involving us, our services or our products;

●	arrival and departure of key personnel;

●	government investigations of our business activities;

●	sales of common stock by us, our investors or members of our management team or the perception that such sales may occur; and

●	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural or man-made disasters.

Any of these factors, as well as broader market and industry factors, may result in large and sudden changes in the trading volume of our common stock and could seriously harm the market price of our common stock, regardless of our operating performance. This may prevent stockholders from being able to sell their shares at or above the price they paid for shares of our common stock, if at all. In addition, following periods of volatility in the market price of a company’s securities, stockholders often institute securities class action litigation against that company. Our involvement in any class action suit or other legal proceeding could divert our senior management’s attention and could adversely affect our business, financial condition, results of operations and prospects.

The sale or availability for sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

As of April 15, 2025, there were an aggregate of 26,331,384 shares issuable under the July Notes and Warrants, the November Warrants, the January Notes and Warrants and under the Settlement Agreement with Core IR (estimated). All of these shares are registered on the Registration Statement of which this prospectus is a part.

Sales of substantial amounts of shares of our common stock, or the perception that these sales could occur, would likely adversely affect the market price of our common stock and could impair our future ability to raise capital through common stock offerings.

The market price of our common stock also may be adversely affected by our issuance of shares of our capital stock or convertible securities in connection with future acquisitions, or in connection with our financing efforts.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock.

We have never paid cash dividends and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently intend to retain any earnings to finance our operations and growth. As a result, any short-term return on your investment will depend on the market price of our common stock, and only appreciation of the price of our common stock, which may never occur, will provide a return to stockholders. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including, but not limited to, factors such as our financial condition, results of operations, capital requirements, business conditions, and covenants under any applicable contractual arrangements. Investors seeking cash dividends should not invest in our common stock.

If equity research analysts do not publish research or reports about our business, or if they issue unfavorable commentary or downgrade our common stock, the market price of our common stock will likely decline.

The trading market for our common stock will rely in part on the research and reports that equity research analysts, over whom we have no control, publish about us and our business. Currently, to our knowledge, no equity research analysts are covering our stock. We may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the market price of our common stock could decline. In the event we obtain securities or industry analyst coverage, the market analysts issue unfavorable commentary, even if it is inaccurate, or cease publishing reports about us or our business, the market price of our common stock could decline.

A failure by us to establish and maintain effective internal control over financial reporting could have a material adverse effect on our business and operating results.

Maintaining effective internal control over financial reporting is necessary for us to produce accurate and complete financial reports and to help prevent financial fraud. In addition, such control is required in order to maintain the listing of our common stock on the Nasdaq Capital Market. While we have undertaken remedial steps to improve our financial reporting process, including the implementation of a firm-wide accounting information system that collects, stores and processes financial and accounting data on a consolidated basis for use in meeting our reporting obligations, our internal control over financial reporting has not been effective. For the year ended December 31, 2024 and since then, we have not had effective controls over financial reporting. Our management has identified material weaknesses in our internal controls related to deficiency in our ability to have proper segregation of duties.

If we are unable to maintain adequate internal controls or fail to correct material weaknesses in such controls noted by our management or our independent registered public accounting firm, our business and operating results could be adversely affected, we could fail to meet our obligations to report our operating results accurately and completely and our continued listing on the Nasdaq Capital Market could be jeopardized. We have implemented a policy whereby any external communications need to be reviewed and approved by a member of our Board of Directors, as well as our outside legal counsel.

Complying with the laws and regulations affecting public companies will increase our costs and the demands on management and could harm our operating results.

As a public company and particularly if we cease to be an “emerging growth company,” we will incur significant additional legal, accounting, and other expenses. In addition, the Sarbanes-Oxley Act and rules subsequently implemented by the SEC and the Nasdaq Capital Market impose various requirements on public companies, including requiring changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal, accounting, and financial compliance costs and have made and will continue to make some activities more time-consuming and costly. For example, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or to incur substantial costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors or board committees or as executive officers.

If we do not manage our planned growth effectively, our revenue, business and operating results may be harmed.

Our future expansion strategy could include possible acquisitions of other SaaS companies. We may not be able to identify, secure and manage future acquisitions successfully. The acquisition of any future businesses may require a greater than anticipated investment of operational and financial resources as we seek to institute uniform standards and controls across acquired businesses. Acquisitions may also result in the diversion of management and resources, increases in administrative costs, including those relating to the assimilation of new employees, and costs associated with any financings undertaken in connection with such acquisitions. We cannot assure you that any acquisition we undertake, including those we have already made, will be successful. Future growth will also place additional demands on our management, sales, and marketing resources, and may require us to hire and train additional employees. We will need to expand and upgrade our systems and infrastructure to accommodate our growth, and we may not have the resources to do so in the time frames required. The failure to manage any future growth effectively will materially and adversely affect our business, financial condition and results of operations.

We may explore acquiring additional companies and such acquisitions may subject us to additional unknown risks.

We may make future acquisitions of SaaS or other companies in markets that we do not serve now. In completing acquisitions, we will rely upon the representations and warranties and indemnities made by the sellers with respect to each acquisition as well as our own due diligence investigation. We cannot assure you that such representations and warranties will be true and correct or that our due diligence will uncover all materially adverse facts relating to the operations and financial condition of the acquired companies or their businesses. To the extent that we are required to pay for undisclosed obligations of an acquired company, or if material misrepresentations exist, we may not realize the expected economic benefit from such acquisition and our ability to seek legal recourse from the seller may be limited.

The value of our goodwill and other intangible assets may decline.

As of December 31, 2024, the Company had goodwill of $5,842,433. We evaluate goodwill at least annually, and will do so more frequently if events or circumstances indicate that impairment may have occurred. Many of the assumptions and estimates that we make in order to estimate the fair value of our intangible assets directly impact the results of impairment testing, including an estimate of future expected revenues, earnings and cash flows, and the discount rates applied to expected cash flows. We are able to influence the outcome and ultimate results based on the assumptions and estimates we choose for testing. To avoid undue influence, we have set criteria that are followed in making assumptions and estimates. The determination of whether goodwill or acquired intangible assets have become impaired involves a significant level of judgment concerning the assumptions underlying the approach used to determine the value of our reporting unit. Changes in our strategy or market conditions could significantly impact these judgments and require adjustments to recorded amounts of intangible assets. If we sustain a significant impairment of our goodwill, we may fail to meet the Nasdaq Stock Market’s stockholder equity requirement for continued inclusion, in which case our common stock would be delisted form the Nasdaq Stock Market, which would have a material adverse effect on the price of our common stock.

Any future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of indebtedness and increased amortization expense.

Any future acquisitions are likely to result in issuances of equity securities, which will be dilutive to the equity interests of existing stockholders, and may involve the incurrence of debt, which will require us to maintain cash flows sufficient to make payments of principal and interest, the assumption of known and unknown liabilities, and the amortization of expenses related to intangible assets, all of which could have an adverse effect on our business, financial condition and results of operations.

We may become involved in litigation which could harm the value of our business.

Because of the nature of our business, there is a risk of litigation. Any litigation could cause us to incur substantial expenses whether or not we prevail, which would reduce the capital available for our operations.

Please refer to The Legal Proceedings section of the prospectus, which forms a part of this Registration Statement .

Economic uncertainty impacts our business and financial results, and a renewed recession could materially affect us in the future.

Periods of economic slowdown or recession could lead to a reduction in demand for our software and services, which in turn would reduce our revenues and adversely affect our results of operations and our financial position. Our business will be dependent upon business discretionary spending and therefore is affected by business confidence as well as the future performance of the United States and global economies. As a result, our results of operations are susceptible to economic slowdowns and recessions.

We depend on the services of key executives and consultants, and the loss of these persons could materially harm our business and our strategic direction if we were unable to replace them with persons of equal experience and capabilities.

Our future success significantly depends on the continued service and performance of our key management and other personnel. We cannot prevent members of senior management/consultants from terminating their employment with us even if we have an employment or consulting agreement with them. Losing the services of members of senior management/consultants could materially harm our business until a suitable replacement is found, and such replacement may not have equal experience and capabilities. We have not purchased life insurance covering any members of our senior management.

We may be unable to establish, protect or enforce our intellectual property rights adequately.

Our success will depend in part on our ability to establish, protect and enforce our intellectual property and other proprietary rights. Our inability to protect our software technology, data, tradenames, service marks and other intellectual property rights from infringement, piracy, counterfeiting or other unauthorized use could negatively affect our business. If we fail to establish, protect or enforce our intellectual property rights, we may lose an important advantage in the market in which we compete. Our intellectual property rights may not be sufficient to help us maintain our position in the market and our competitive advantages. Monitoring unauthorized uses of and enforcing our intellectual property rights can be difficult and costly. Legal intellectual property actions are inherently uncertain and may not be successful and may require substantial resources and management attention.

We currently host our solution, serve our customers, and support our operations in the United States through an agreement with a third party hosting and infrastructure provider, Rackspace. We incorporate standard IT security measures, including but not limited to; firewalls, disaster recovery, backup, etc.

Circumstances outside our control could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in the United States or other countries in which we seek protection of our software technology, data, marks or our copyrighted works. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights may harm our business or our ability to compete.

Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.

We are subject to the laws, regulations and other requirements of the jurisdictions in which we operate. Changes to these laws could have a material adverse impact on the revenue, profit or the operation of our business.

Disruptions in our information technology systems or security breaches of confidential customer information or personal employee information could have an adverse impact on our operations.

Our operations are dependent upon the integrity, security and consistent operation of various information technology systems and data centers that process transactions, communication systems and various other software applications used throughout our operations. Disruptions in these systems could have an adverse impact on our operations. We could encounter difficulties in developing new systems or maintaining and upgrading existing systems. Such difficulties could lead to significant expenses or to losses due to disruption in our business operations.

In addition, our information technology systems are subject to the risk of infiltration or data theft. The techniques used to obtain unauthorized access, disable or degrade service, or sabotage information technology systems change frequently and may be difficult to detect or prevent over long periods of time. Moreover, the hardware, software or applications we develop or procure from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise the security of our information systems. Unauthorized parties may also attempt to gain access to our systems or facilities through fraud or deception aimed at our employees, contractors or temporary staff. In the event that the security of our information systems is compromised, confidential information could be misappropriated, and system disruptions could occur. Any such misappropriation or disruption could cause significant harm to our reputation, lead to a loss of sales or profits or cause us to incur significant costs to reimburse third parties for damages.

Our current insurance policies may not provide adequate levels of coverage against all claims, and we may incur losses that are not covered by our insurance.

We believe we maintain insurance coverage that is customary for businesses of our size and type; however, we may be unable to insure against certain types of losses or claims, or the cost of such insurance may be prohibitive. For example, although we carry insurance for breaches of our computer network security, there can be no assurance that such insurance will cover all potential losses or claims or that the dollar limits of such insurance will be sufficient to provide full coverage against all losses or claims. Uninsured losses or claims, if they occur, could have a material adverse effect on our financial condition, business and results of operations. Our insurance policies may also be subject to substantial deductibles/retentions.

We may be required to pay for the defense of our clients, officers, or directors in accordance with certain indemnification provisions.

Our company provides indemnification of varying scope to certain customers against claims of intellectual property infringement made by third parties arising from the use of our services. In accordance with authoritative guidance for accounting for guarantees, we evaluate estimated losses for such indemnification. Management considers such factors as the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of loss. To date, no such claims have been filed against our company and, as a result, no liability has been recorded in our financial statements.

As permitted under Delaware law, our company has agreements whereby we indemnify our officers and directors for certain events or occurrences while the officer or director is, or was, serving at our company’s request in such capacity. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited; however, we have directors’ and officers’ liability insurance coverage that is intended to reduce our financial exposure and may enable us to recover a portion of any such payments.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds resulting from the sale of common stock by the selling stockholders.

DIVIDEND POLICY

We currently intend to retain any future earnings and do not anticipate paying cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions and such other factors as our board of directors may deem appropriate.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are (i) the shares of common stock issued or issuable under the Settlement Agreement (including any “true-up shares” and “Initial Registration Delay Payment Shares” as defined therein), (ii) the shares of common stock issued in the November Placement, and (iii) those shares of common stock issuable to the selling stockholders upon (i) conversion of the July Notes and the January Notes and (ii) exercise of the July Warrants, the November Warrants and the January Warrants. For additional information regarding the issuance of the shares of common stock, notes and the warrants, see the discussion of Private Placements and Settlement Agreement above in the “Offering” section. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares, notes and the warrants issued pursuant to the Securities Purchase Agreements, and the shares issued to Core IR pursuant to the Settlement agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, notes and warrants, as of April 15, 2025, assuming conversion of the notes and exercise of the warrants held by each such selling stockholder on that date but taking account of any limitations on conversion and exercise set forth therein.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on (i) conversion of the notes set forth therein or (ii) exercise of the warrants set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the shares, notes and the warrants, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued pursuant to the November Placement or the Settlement Agreement, (ii) the maximum number of shares of common stock issued or issuable pursuant to the Notes, including payment of interest on the notes through the dates of maturity, and (iii) the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes (including interest on the notes through the dates of maturity) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor price or exercise price (as the case may be) calculated as of the trading day immediately preceding the date this registration statement was initially filed with the SEC. Because the conversion price of the notes and the exercise price of the warrants may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the notes and the warrants, a selling stockholder may not convert the notes or exercise the warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our shares of common stock which would exceed 4.99% of the outstanding shares of the Company. The number of shares in the second column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholders	Number of Shares of Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(3)	Number of Shares of Common Stock Beneficially Owned After Offering
	Number(1)	Percent(2)		Number(4)	Percent(2)

Iroquois Master Fund LLC(5)	119,113	4.99%	8,264,834	-	-%
Iroquois Capital Investment Group LLC(6)	118,111	4.99%	11,293,876	-	-%
Aramas Capital Management LLC(7)	116,279	5.02%	15,545,361	-	-%
Pinz Capital Special Opportunities Fund LP(8)	121,776	4.99%	4,013,341	-	-%
Pamria LLC(9)	121,776	4.99%	202,714	-	-%
CorProminence LLC(10)	191,250	8.25%	679,874	-	-%

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholder prior to any deemed issuance of any shares of common stock issuable upon conversion of the notes and exercise of the warrants issued in connection with the notes. Except as expressly noted in the footnotes below, beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended..

(2)	Applicable percentage ownership is based on 2,318,617 shares of our Common Stock outstanding as of April 15, 2025 and based on 28,716,144 shares of our Common Stock outstanding after the Offering assuming all of the shares registered hereunder are issued. In determining ownership of our common stock as of a given date, the number of shares shown includes shares of common stock that may be acquired upon the exercise of warrants or note conversions within 60 days of April 15, 2025. In determining the percent of common stock owned by a person or entity, (a) the numerator is the number of shares of the class beneficially owned by such person or entity, including shares which may be acquired within 60 days, and (b) the denominator is the sum of (i) the total shares of common stock outstanding on the date of determination and (ii) the total number of shares that the owner may acquire upon exercise of stock warrants or note conversions within 60 days of April 15, 2025 subject to any applicable beneficial ownership limitations contained in such notes or warrants.

(3)	In accordance with the terms of a registration rights agreement with the holders of the notes and the warrants, this column reflects the sum of (i) the number of shares of common stock issued pursuant to the November Placement (as applicable), (ii) 150% of the maximum number of shares of common stock issued or issuable pursuant to the convertible notes, including payment of interest on the notes through maturity, and (ii) 150% of the maximum number of shares of common stock issued or issuable upon exercise of the warrants, in each case, determined as if the outstanding notes (including interest) and warrants were converted or exercised (as the case may be) in full (without regard to any limitations on conversion or exercise contained therein solely for the purpose of such calculation) at the floor conversion price or exercise price (as the case may be). In accordance with the terms of a registration rights agreement and Settlement Agreement with CorProminence LLC listed above, the number in this column reflects the sum of (i) the original shares issued under the agreement, (ii) the Initial Registration Delay Payment Shares, and (iii) an estimate of the number of true up shares that may be required to be issued pursuant to the agreement. The actual number of shares of common stock offered hereby and included in the registration statement of which this prospectus forms a part includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to the common stock.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

(5)	The securities are held directly by Iroquois Master Fund Ltd. (“IMF”). Iroquois Capital Management L.L.C. is the investment manager of IMF. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by IMF. As Managing Members of Iroquois Capital Management, LLC, Richard Abbe and Kimberly Page make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to IMF. As a result of the foregoing, Mr. Abbe and Mrs. Page may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities held by Iroquois Capital Management and IMF. Each of Iroquois Capital Management, LLC, Mr. Abbe and Ms. Page disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. IMF’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(6)	The securities are held directly by Iroquois Capital Investment Group, LLC, a limited liability company (“ICIG”). Richard Abbe is the managing member of ICIG. Mr. Abbe has voting control and investment discretion over securities held by ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by ICIG. Mr. Abbe disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. ICIG’s address is 2 Overhill Road, Suite 400, Scarsdale, NY 10583.

(7)	Sam Ginzburg is the Managing Member of Aramas Capital Management LLC and has voting and dispositive power over the shares held by Aramas Capital Management LLC.

(8)	Matthew Pinz is the Managing Member of Pinz Capital Special Opportunities Fund LP and has voting and dispositive power over the shares held by Pinz Capital Special Opportunities Fund LP.

(9)	Shawn Mesaros is the Managing Member of Pamria LLC and has voting and dispositive power over the shares held by Pamria LLC.

(10)	Scott Gordon is the President of CorProminence LLC and has voting and dispositive power over the shares held by CorProminence LLC.

PLAN OF DISTRIBUTION

We are registering the shares issuable under the Settlement agreement (including any “Initial Registration Delay Payment Shares” and “true-up shares” as defined therein) and those shares issued to certain selling stockholders in the November Placement or issuable to the selling stockholders upon (i) conversion of the July Notes and the January Notes and (ii) exercise of the July Warrants, the November Warrants and the January Warrants. For additional information regarding the issuance of the shares, notes and the warrants, see the discussion of Private Placements and Settlement Agreement above in the “Offering” section. We are registering these shares to permit the resale of these shares of common stock by the holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock, although we will receive the exercise price of any Warrants not exercised by the selling stockholders on a cashless exercise basis. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act of 1933, as amended, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $48,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “WORX”.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In evaluating the company and our discussion and analysis of financial condition and results of operations, readers should carefully consider the following factors, together with those incorporated by reference from Part II, Item 7 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

Liquidity and Going Concern

On January 21, 2025, we sold convertible notes in the aggregate face amount of $1,500,000, along with warrants to purchase common stock to several investors for gross proceeds of $1,500,000, which we intend to use for general working capital and growth capital. For a more detailed description of this January 2025 offering, see the discussion regarding the January Notes and Warrants above in the “Offering” section. While we have historically incurred operating losses and may continue to incur operating losses in the future, we believe that the issuance of the January Notes and Warrants gives us sufficient liquidity to cover short-term losses as well as to implement our longer-term growth initiatives. However, if we are unable to develop sufficient revenues and additional customers for our products and services, we may not generate enough revenue to achieve these goals. Therefore, there can be no assurance that we will be able to continue as a going concern.

We received a Notice of Deficiency from Nasdaq on April 10, 2025 because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we are unable to regain and maintain compliance with Nasdaq’s minimum bid price rule within the 180 day compliance period, our common stock will be delisted from Nasdaq, in which case there would be a material adverse effect on the Company and its ability to raise capital. See Risk Factors, “We received a Notice of Deficiency from Nasdaq because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we fail to regain compliance within 180 days (by October 7, 2025), our common stock will be subject to delisting. If we fail to meet the other continued listing standards and corporate governance requirements for Nasdaq Capital Market companies, we may be subject to de-listing.”

Moreover, Nasdaq recently enacted a rule stating that an issuer who has executed a reverse stock split within the prior 12 months and fails to meet the minimum bid price will not be eligible for the 180-day grace period to regain compliance with Nasdaq’s minimum bid price rule. Consequently, if we implement a reverse split to regain compliance with Nasdaq’s minimum bid price rule, we would not be eligible for the 180-day grace period for 12 months thereafter if we again fail to comply with the minimum bid price rule. Given the large number of shares issuable pursuant to the outstanding convertible notes, warrants and Settlement Agreement (see “The Offering”), there is a significant risk that this could occur, potentially leading to our common stock being delisted from Nasdaq, which would have a material adverse effect on us.

BUSINESS

The description of our business is incorporated by reference from Part I, Item 1 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

DESCRIPTION OF OUR CAPITAL STOCK

The following description summarizes important terms of our capital stock and our other securities. For a complete description, you should refer to our Certificate of Incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Delaware General Corporation Law (“DGCL”).

Capital Stock

The Company has two classes of stock: common and preferred. The Company’s Certificate of Incorporation authorizes the issuance of up to 45,000,000 shares of Common Stock, par value $0.001 per share, and 900,000 shares of preferred stock, par value $0.001 per share.

Common Stock

As of April 15, 2025, there were 2,318,617 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at a meeting of stockholders. Each share of Preferred Stock entitles the holder thereof to one vote for each common share into which the preferred share would convert as of any specific date in time, either in person or by proxy, at a meeting of stockholders. The holders are not entitled to vote their shares cumulatively. Accordingly, the holders of more than 50% of the issued and outstanding shares of Common Stock can elect all of the directors of the Company.

Each share of Common Stock has equal and identical rights to every other share for purposes of dividends, liquidation preferences, voting rights and any other attributes of the Company’s Common Stock. To our knowledge, no voting trusts or any other arrangement for preferential voting exist among any of the stockholders, and there are no restrictions in the articles of incorporation, or bylaws precluding issuance of further Common Stock or requiring any liquidation preferences, voting rights or dividend priorities with respect to this class of stock.

All shares of Common Stock are entitled to participate ratably in dividends when and as declared by the Company’s board of directors out of the funds legally available. Any such dividends may be paid in cash, property or additional shares of Common Stock. The Company has not paid any dividends on its shares of Common Stock since its inception and presently anticipates that no dividends on such shares will be declared in the foreseeable future. Any future dividends will be subject to the discretion of the Company’s board of directors and will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements, general business conditions and other pertinent facts. Therefore, we do not expect to pay any dividends on the Common Stock in the future.

Holders of Common Stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the dissolution, whether voluntary or involuntary of the Company, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity securities of the Company after satisfaction of all liabilities.

Preferred Stock

As of April 15, 2025, the Company has authorized 950,000 shares of preferred stock, with all shares designated as Series A Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred”).

As of April 15, 2025, there were 39,810 shares of issued and outstanding of Series A Preferred Stock.

Outstanding Warrants

As of April 15, 2025, there were outstanding and exercisable warrants to acquire a total of 16,172,162 shares of Common Stock at a weighted-average exercise price of $1.11.

Outstanding Restricted Stock Units

As of April 15, 2025, there were 122,274 restricted stock units outstanding that were issued under our 2016 Stock Option Plan of which all were fully vested.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transfer Online, Inc. The transfer agent’s address is: 512 SE Salmon St. Portland, OR 97214. Shares of our Common Stock offered hereby will be issued in uncertificated form only, subject to limited circumstances.

Market Listing

Our Common Stock is currently listed on Nasdaq under the symbol “WORX”.

We received a Notice of Deficiency from Nasdaq on April 10, 2025 because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we are unable to regain and maintain compliance with Nasdaq’s minimum bid price rule within the 180 day compliance period, our common stock will be delisted from Nasdaq, in which case there would be a material adverse effect on the Company and its ability to raise capital. See Risk Factors, “We received a Notice of Deficiency from Nasdaq because the price per share of our common stock currently does not meet Nasdaq’s minimum bid price requirement of $1.00 per share. If we fail to regain compliance within 180 days (by October 7, 2025), our common stock will be subject to delisting. If we fail to meet the other continued listing standards and corporate governance requirements for Nasdaq Capital Market companies, we may be subject to de-listing.”

Moreover, Nasdaq recently enacted a rule stating that an issuer who has executed a reverse stock split within the prior 12 months and fails to meet the minimum bid price will not be eligible for the 180-day grace period to regain compliance with Nasdaq’s minimum bid price rule. Consequently, if we implement a reverse split to regain compliance with Nasdaq’s minimum bid price rule, we would not be eligible for the 180-day grace period for 12 months thereafter if we again fail to comply with the minimum bid price rule. Given the large number of shares issuable pursuant to the outstanding convertible notes, warrants and Settlement Agreement (see “The Offering”), there is a significant risk that this could occur, potentially leading to our common stock being delisted from Nasdaq, which would have a material adverse effect on us

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PROPERTIES

The description of our properties is incorporated by reference from Part I, Item 2 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

LEGAL PROCEEDINGS

The description of our legal proceedings is incorporated by reference from Part I, Item 3 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The description of directors and executive officers and corporate governance is incorporated by reference from Part III, Item 10 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

EXECUTIVE COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2024 and 2023 awarded to, earned by or paid to our executive officers.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	$	($)	($)	($)	($)	($)	($)
Timothy Hannibal (1)	2024	250,000	-	-	-	-	51,200	301,200
President, Chief Executive Officer and Director	2023	250,000	-	-	-	-	27,445	277,445

Chris Kohler (2)	2024	108,000	-	-	-	-	-	108,000
Chief Financial Officer	2023	108,000	-	-	-	-	4,000	112,000

(1)	Mr. Hannibal was hired as Chief Revenue Officer on February 1, 2019 and was appointed Interim Chief Financial Officer on June 10, 2020. On August 10, 2020 Mr. Hannibal was appointed President and Chief Operating Officer. On May 28, 2021 Mr. Hannibal was appointed President and Chief Executive Officer.

(2)	Mr. Kohler has served as Chief Financial Officer since November 1, 2020.

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2024 and 2023 awarded to, earned by or paid to our directors. The value attributable to any stock option awards reflects the grant date fair values of stock awards calculated in accordance with ASC Topic 718.

		Fees				Non-Equity
		Earned or				Incentive
		Paid in		Stock	Option	Plan	All Other
	Fiscal	Cash	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Michael Burke (1)	2024	-	-	-	-	-	-	-
Chairman and Director	2023	-	-	-	-	-	-	-

Vincent Matozzo (2)	2024	-	-	-	-	-	-	-
Director	2023	-	-	-	-	-	-	-

Troy Kirchenbauer (3)	2024	-	-	-	-	-	-	-
Director	2023	-	-	-	-	-	-	-

Alton Irby (4)	2024	-	-	-	-	-	-	-
Former Chairman and Director	2023	-	-	-	-	-	-	-

Steven Horowitz (5)	2024	-	-	-	-	-	-	-
Former Director	2023	-	-	-	-	-	-	-

John Ferrara (6)	2024	-	-	-	-	-	-	-
Former Director	2023	-	-	27,977	-	-	-	27,977

(1)	Michael Burke was appointed as a Director on October 31, 2024.

(2)	Vincent Matozzo was appointed as a Director on August 17, 2023. Effective May 15, 2024, Mr Matozzo returned all previously received stock grants to the Company.

(3)	Troy Kirchenbauer was appointed as a Director on October 31, 2024.

(4)	Alton Irby was appointed as a Director on March 16, 2021. Effective May 15, 2024, Mr Irby returned all previously received stock grants to the Company. Mr Irby resigned as a Director effective October 31, 2024.

(5)	Steven Horowitz was appointed as a Director on August 11, 2021. Effective May 15, 2024, Mr Horowitz returned all previously received stock grants to the Company. Mr Horowitz resigned as a Director effective October 31, 2024.

(6)	John Ferrara was appointed as a Director on August 11, 2021. Mr Ferrera resigned as a Director effective August 18, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

The description of our security ownership of beneficial owners and management is incorporated by reference from Part III, Item 12 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The description of certain relationships and related transactions and director independence is incorporated by reference from Part III, Item 13 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Nossiff Law Firm LLP.

EXPERTS

The consolidated financial statements of SCWorx, Inc. as of December 31, 2024 and 2023, and for each of the years then ended, have been incorporated by reference from our Annual Report on Form 10-K as filed with the SEC on March 31, 2025, in reliance upon the report of Astra Audit and Advisory LLC, an independent registered public accounting firm. Such report is incorporated by reference upon the authority of said firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can be accessed free of charge through the Internet. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. You may access the registration statement of which this prospectus is a part at the SEC’s Internet site.

We make available through our website, free of charge, copies of our SEC filings as soon as reasonably practicable after we electronically file or furnish them to the SEC on our website, http://www.scworx.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

This prospectus forms part of a registration statement we have filed with the SEC relating to, among other things, the Common Stock. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Common Stock. The statements this prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and all documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the Offering of the shares under this prospectus:

●	Annual Report on Form 10-K for the fiscal years ended December 31, 2024 and 2023 , filed with the SEC on March 31, 2025

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on October 10, 2024

●	Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, filed with the SEC on October 11, 2024

●	Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2024, filed with the SEC on November 14, 2024

●	Our Current Reports on Form 8-K filed with the SEC on July 16, 2024, November 25, 2024, December 23, 2024, January 23, 2025 and April 16, 2025

●	Our Definitive Proxy on Form DEF 14A filed with the SEC on December 2, 2024

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was furnished, rather than filed, with the SEC, that information or exhibit is specifically not incorporated by reference in this document.

You may obtain copies of these documents free of charge on our website, http://www.scworx.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You may also obtain such documents by submitting a written request either to the Company at 590 Madison Ave, 21st Floor, New York, NY 10022 ir@gscworx.com, or an oral request by calling the Company at (844) 472,9679. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus upon oral or written request, at no cost to the requester, by contacting the Company as noted above.

PROSPECTUS

SCWorx Corp.

Offering of 40,000,000 shares

                 , 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the Company, other than underwriting discounts and commissions, upon the completion of this Offering. All amounts shown are estimates except for the SEC filing fee.

Approximate Amount
SEC registration fee	$8,420
Legal fees and expenses	20,000
Accounting fees and expenses	5,000
Transfer agent and registrar fees	5,000
Miscellaneous	10,000

Total	$48,420

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorney’s fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorney’s fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware.

Our Certificate of Incorporation provides for the indemnification of our directors to the fullest extent permissible under the DGCL. In addition, we maintain insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as officers and directors of the Company.

See also the undertakings set out in response to Item 17 herein.

Item 15. Recent Sales of Unregistered Securities.

A summary of all securities that we have sold in the last year, without registration under the Securities Act of 1933 (the “Securities Act”), is incorporated by reference from Part II, Item 5 of the Company’s Annual Report on Form 10-K as filed with the SEC on March 31, 2025 (see “Incorporation of Certain Information by Reference”).

Item 16. Exhibits and Financial Statement Schedules.

(a) See the Exhibit Index on the page immediately preceding the signature page hereto for a list of exhibits filed as part of this registration statement on Form S-1, which Exhibit Index is incorporated herein by reference.

(b) No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following documents are being filed with the Commission as exhibits to this registration statement on Form S-1.

		Filed/Furnished	Incorporated by Reference
Exhibit No.	Description	Herewith	Form	Exhibit No.	Filing Date

3.1	Certificate of Incorporation, as amended October 6, 2023		10-Q	3.1	10/10/24
3.2	Amended and Restated By-laws		S-1	3.3	8/16/2016
4.1	Second Amended and Restated 2016 Equity Incentive Plan		DEF 14A	Annex A	1/17/19
4.2	Form of Series A, Series B and Series C Warrant dated July 16, 2024		8-K	4.1	7/16/24
4.3	Form of Warrant dated November 2024		8-K	10.2	11/25/24
4.4	Form of Series A, Series B and Series C Warrant dated January 21, 2025		8-K	4.1	1/23/25
5.1	Opinion of Nossiff Law Firm LLP	(1)
10.1	Form of Securities Purchase Agreement dated July 16, 2024		8-K	10.1	7/16/24
10.2	Form of Senior Secured Convertible Note dated July 16, 2024		8-K	10.2	7/16/24
10.3	Registration Rights Agreement dated July 16, 2024		8-K	10.3	7/16/24
10.4	Settlement Agreement with CorProminence LLC D/B/A CoreIR		8-K	10.8	7/16/24
10.5	Form of Securities Purchase Agreement dated November 18, 2024		8-K	10.1	11/25/24
10.6	Securities Purchase Agreement dated January 21, 2024		8-K	10.1	1/23/25
10.7	Form of Senior Secured Convertible Note dated January 21, 2025		8-K	10.2	1/23/25
10.8	Amendment and Consent dated November 18, 2024		8-K	10.5	1/23/25
23.1	Consent of Astra Audit and Advisory LLC	(1)
23.2	Consent of Nossiff Law Firm LLP	(2)
107	Exhibit filing fees		S-1	107	2/13/25

(1)	Filed herein
(2)	Included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on April 16, 2025

SCWORX CORP.

By:	/s/ Timothy A. Hannibal
Timothy A Hannibal
President and Chief Executive Officer

Pursuant to the requirement of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

April 16, 2025	By:	/s/ Timothy A. Hannibal
Timothy A Hannibal
President, Chief Executive Officer and Director

April 16, 2025	By:	/s/ Chris Kohler
Chris Kohler
Chief Financial Officer

April 16, 2025	By:	/s/ Troy Kirchenbauer
Troy Kirchenbauer
Chairman

April 16, 2025	By:	/s/ Vincent Matozzo
Vincent Matozzo
Director

April 16, 2025	By:	/s/ Michael Burke
Michael Burke
Director